UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

As previously disclosed through a Current Report on Form 8-K by Cape Bancorp, Inc. (the “Company”), the Audit Committee of the Board of Directors of the Company, on December 10, 2012, dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective upon the completion of the 2012 fiscal year audit and filing of the Annual Report on Form 10-K with the Securities and Exchange Commission.

KPMG has completed the audit services for the fiscal year end December 31, 2012, and on March 15, 2013, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Company is filing this amendment to its Current Report on Form 8-K as an update thereto.

During the fiscal years ended December 31, 2012 and 2011 and through the date of KPMG’s dismissal, there were no (1) disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereon in connection with its reports on the financial statements, or (2) reportable events.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired. None.

(b) Pro forma financial information. None.

(c) Shell company transactions: None.

(d) Exhibits.

16.1	Letter of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: April 3, 2013	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer